[DESCRIPTION]Auditors Report of Internal
Control
December 31, 1998

Report of Independent Public Accountants

To the board of directors and shareholders of
Security Capital U.S. Real Estate Shares:

We have audited the accompanying statement of assets and liabilities of Security
Capital U.S. Real Estate Shares (a
separate portfolio of Security Capital
Real Estate Mutual Funds Incorporated, a
Maryland corporation), including the
schedule of investments, as of December
31, 1998, and the related statement of
operations for the year then ended, the
statements of changes in net assets for
each of the two years in the period then ended, and the financial highlights for the years ended December 31, 1998 and 1997 and the period from December 20, 1996
(date of inception) to December 31, 1996.
These financial statements and financial highlights are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of
securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Security Capital
U.S. Real Estate Shares as of December 31,
1998, the results of its operations for
the year then ended, the changes in its
net assets for each of the two years in
the period then ended, and the financial highlights for the years ended December
31, 1998 and 1997 and the period from
December 20, 1996 (date of inception) to
December 31, 1996, in conformity with
generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Chicago, Illinois
February 15, 1999